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EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Zenith National Insurance Corp. (the "Company") for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Stanley R. Zax, as Chief Executive Officer of the Company, and Kari L. Van Gundy, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STANLEY R. ZAX
Name:	Stanley R. Zax
Title:	Chairman of the Board and President (Chief Executive Officer)
Date:	February 10, 2010
/s/ KARI L. VAN GUNDY
Name:	Kari L. Van Gundy
Title:	Chief Financial Officer
Date:	February 10, 2010

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  EXHIBIT 32